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                                                                   Exhibit 10(p)

                                                             Adopted May 2, 2000


                         LINCOLN ELECTRIC HOLDINGS, INC.

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         1. PURPOSES. The purposes of this Plan are to: (i) encourage the non-employee Directors of Lincoln Electric Holdings, Inc. (the "Company") to own shares of the Company and thereby to align their interests more closely with the interests of the Company's other shareholders; (ii) encourage the highest level of Director performance by providing the Directors with a vested interest in the Company's attainment of its financial goals; and (iii) provide financial incentives that will help attract and retain the most qualified non-employee Directors.

         2.   DEFINITIONS.  As used in this Plan:

              "BOARD" means the Board of Directors of the Company.

              "CHANGE IN CONTROL" shall have the meaning defined in the agreement or notification evidencing the grant of an Option.

              "COMMITTEE" means the Committee described in Section 4 of the Plan.

              "COMMON SHARES" means (i) shares of the Company's common stock, without par value, and (ii) any securities into which common shares may be converted by reason of any transaction or event described in Section 7 of the Plan.

              "DATE OF GRANT" means the date as of which an Option is granted as provided in Section 5 of the Plan.

              "DIRECTOR" means a member of the Board.

              "DISABILITY" means permanent and total disability as determined under the Company's long-term disability program.

              "EFFECTIVE DATE." This Plan shall be effective immediately; provided, however, that the effectiveness of the Plan is conditioned upon its approval by the Company's shareholders at a meeting held in accordance with Ohio law within 12 months after the date the Plan is adopted by the Board. Any awards made under the Plan prior to shareholder approval shall be null and void if the Plan is not approved by shareholders within a 12-month period.

              "ELIGIBLE DIRECTOR" means a Director who is not an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of Federal income tax under Sections 3401 and 3402 of the Internal Revenue Code.

              "FAIR MARKET VALUE" means the closing price of a share of the Company's common stock on The NASDAQ Stock Market on the day before the day the value determination is being made, whether for an Option grant or exercise; or if there was no closing price reported on that day, then the reported closing price on the nearest date before the date of grant or exercise; or if the shares are not listed or admitted to trading on The NASDAQ Stock Market on the day as of which the determination is being made, the amount determined by the Committee to be the Fair Market Value of a share on that day.

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              "NEWLY ELIGIBLE DIRECTOR" means a Director whose first term as a
Director begins after December 31, 1999.

              "OPTIONEE" means a Director who has been granted an Option under the Plan.

              "OPTION PRICE" means the purchase price payable upon the exercise of an Option.

              "OPTION" means the right to purchase Common Shares of the Company upon the exercise of an initial Option or an annual Option granted pursuant to the Plan. Options may be evidenced by agreements or notifications, in written or electronic form, containing terms and conditions not inconsistent with the Plan.

              "PLAN" means the Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors, as amended from time to time.

              "RETIREMENT" means a Termination of Service as a Director occurring as a result of the Optionee's completion of his or her three-year term of service as a Director of the Company.

              "TERMINATION OF SERVICE" means the time at which the Optionee ceases to serve as a Director for any reason, with or without cause, which includes termination by resignation, removal, death or retirement.

         3.   SHARES AVAILABLE UNDER THE PLAN.

              (a) Subject to adjustments as provided in Sections 3(b) and 7 of the Plan, the total number of Common Shares that may be issued and the Options granted pursuant to the Plan shall not exceed 500,000. These shares may be treasury shares or shares of original issue or a combination of both. Notwithstanding any other provision of the Plan to the contrary, if the number of Common Shares authorized under the Plan is insufficient for all Options to be granted automatically on a specific date, Options shall be granted pro rata among all Eligible Directors entitled to be granted an Option on that date. In connection with the issuance or transfer of Common Shares pursuant to the Plan, the Company may repurchase Common Shares in the open market or otherwise.

              (b) In the event that any Option granted under the Plan shall terminate prior to its exercise, the underlying Common Shares shall again be available for the grant of Options without again being charged against the maximum share limitation set forth in Section 3(a) of the Plan.

         4.   ADMINISTRATION OF THE PLAN.

              (a) This Plan shall be administered by the Nominating and Corporate Governance Committee of the Board (the "Committee"). The members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) as in effect from time to time. A majority of the Committee members shall constitute a quorum, and any action taken by a majority of the members present at any Committee meeting at which a quorum is present, or any actions of the Committee that are unanimously approved by the members in writing, shall be acts of the Committee. The Committee shall have full authority, discretion and power to determine the terms and conditions of Options to be granted pursuant to the Plan, the number of Common Shares to be issued

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under the Plan, and the duration and nature of the Options, consistent with the provisions of the Plan.

              (b) Subject to Section 9 of the Plan, the interpretation and construction by the Committee of any provision of the Plan or any agreement or notification evidencing the grant of Options, and any determination by the Committee pursuant to any provision of the Plan or any agreement or notification, shall be final and conclusive. No Committee member shall be liable for any action taken or determination made in good faith.

         5. OPTION AWARDS. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Eligible Directors and may fix the number of Common Shares to be covered by each Option. The Option Price of each Option shall be equal to the Fair Market Value of the Common Shares on the Date of Grant, unless the Committee shall specify a higher Option Price. No Option shall be exercisable more than 10 years from the Date of Grant. Unless otherwise determined by the Committee, the following awards shall be made automatically under the Plan, without further action of the Committee, except as hereinafter specifically provided:

              (a) An initial Option to purchase 6,000 Common Shares shall be granted to each Newly Eligible Director upon his or her election to the Board.

              (b) An Option to purchase 2,000 Common Shares shall be granted after each annual meeting of the Company's shareholders, and before the end of that calendar year, to each Eligible Director serving as a Director on the Date of Grant. The Date of Grant shall be the last business day in November, unless the Committee specifies a different date.

         6. TERMS AND CONDITIONS OF THE OPTIONS. In addition to the terms specified pursuant to Section 5 of the Plan, unless otherwise determined by the Committee, all Options granted under the Plan shall have the following terms and conditions:

              (a) Each Option, until terminated as provided in Section 6(e) of the Plan, shall become exercisable to the extent of 100% of the underlying Common Shares when the Optionee has continuously served as a Director for one year from the Date of Grant. If an Optionee ceases to be a Director by reason of death, Disability or Retirement, or upon a Change in Control of the Company, all Options held by that Optionee shall become immediately exercisable in full.

              (b) An Optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an Optionee shall give notice to the Company in either written or electronic form, specifying the number of Common Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

              (c) The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) at the discretion of the Committee, by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months, having a Fair Market Value at the time of exercise equal to the Option Price, or (iii) by a combination of both methods of payment.

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              (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which the exercise relates.

              (e) Each Option shall terminate on the earliest to occur of the following dates:

                     (i) The date on which the Optionee ceases to be a Director, unless the Optionee ceases to be a Director after completion of one year of continuous service as a Director, on account of death, Disability or Retirement, or following a Change in Control of the Company;

                    (ii)   One year after the death of the Optionee;

                    (iii) Three years after the Optionee's Termination of Service becomes effective; provided, however, that this Section 6(e)(iii) shall only apply where (x) the Termination of Service occurs after the Optionee has served continuously as a Director for less than six years and (y) the Termination of Service does not occur following a Change in Control of the Company; or

                    (iv)   Ten years from the Date of Grant.

              (f) An Optionee shall be treated for all purposes as the owner of record of the number of Common Shares purchased pursuant to the exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 6(b) of the Plan are satisfied. Upon the effective exercise of an Option (in whole or in part), the Company shall deliver to the Optionee the number of Common Shares for which the Option is exercised, adjusted for any Common Shares sold or withheld in connection with the exercise.

              (g) Except as otherwise determined by the Committee, no Option shall be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each Option may be exercised, during an Optionee's lifetime, only by the Optionee or, in the event of the Optionee's incapacity, including incapacity arising from a Disability, by the Optionee's guardian or legal representative acting in a fiduciary capacity.

              (h) The Committee may permit Optionees to elect, or may require Optionees, to defer the issuance of Common Shares under the Plan pursuant to the rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

              (i) On receipt of written or electronic notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Common Shares, equal to the excess of the Fair Market Value of the Common Shares over the Option Price on the effective date of the cash-out.

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         7. ADJUSTMENTS. The Committee, in good faith, shall make or provide for adjustments in the number of Common Shares covered by outstanding Options and the Option Price per Common Share applicable to any Options determined to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any and all outstanding Options under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in that connection the surrender of all Options so replaced. The Committee, in good faith, may also make or provide for adjustments in the number of Common Shares specified in Sections 3 and 5 of the Plan determined to be appropriate in order to reflect any transaction or event described in this Section 7.

         8. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to the Plan. Whenever a fractional Common Share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash, based upon the Fair Market Value of the fractional Common Share.

         9. AMENDMENTS AND OTHER MATTERS. This Plan may be amended from time to time by the Committee; provided, however, that any amendment which must be approved by the Company's shareholders in order to comply with (i) Federal securities laws, (ii) other legal or regulatory requirements or (iii) the rules of The NASDAQ Stock Market, or if the Common Shares are not quoted on NASDAQ, the principal securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until shareholder approval has been obtained. Presentation of the Plan or any amendment for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval. Furthermore, no amendment, alteration or discontinuation of this Plan shall be made which would impair the rights of an Optionee with respect to any outstanding Option under the Plan without the Optionee's consent, or which, without approval of the Company's shareholders would, except as expressly provided in the Plan, increase the total number of Shares reserved for the Plan or extend the maximum Option period applicable under the Plan.

         The Company shall have the right to require, prior to the delivery of Common Shares upon exercise of an Option, payment of any taxes required by law to be withheld with respect to the exercise.

         10. NO ADDITIONAL RIGHTS. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Director any right to continue in the service of the Company.

         11. GOVERNING LAW. The Plan and all Options granted and actions taken hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

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         12. DURATION. No Option shall be granted pursuant to the Plan on or after the 10th anniversary of the Effective Date, but awards granted prior to the 10th anniversary may extend beyond that.



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